                                                       EXHIBIT 11.1



                                GILEAD SCIENCES, INC.

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              THREE MONTHS ENDED          SIX MONTHS ENDED
                                                                  JUNE 30,                     JUNE 30,
                                                         ------------------------      ------------------------
                                                            1997          1996           1997           1996
                                                         ------------------------      ------------------------
PRIMARY EARNINGS PER SHARE

Weighted average common and common                         29,169         28,330         29,018         26,999
  equivalent shares outstanding during the period

Adjustment for dilutive effect of
  outstanding stock options                                 1,888              -              -              -
                                                         ---------    -----------      ---------    ----------

Weighted average common and
  common equivalent shares used for
  primary earnings (loss) per share                        31,057         28,330         29,018         26,999
                                                         ---------    -----------      ---------    ----------
                                                         ---------    -----------      ---------    ----------

NET INCOME (LOSS)                                          $2,711       ($12,158)       ($5,237)      ($22,960)
                                                         ---------    -----------      ---------    ----------
                                                         ---------    -----------      ---------    ----------

NET INCOME (LOSS) PER SHARE                                 $0.09         ($0.43)        ($0.18)        ($0.85)
                                                         ---------    -----------      ---------    ----------
                                                         ---------    -----------      ---------    ----------


FULLY DILUTED EARNINGS PER SHARE

Weighted average common and common                         29,169         28,330         29,018         26,999
  equivalent shares outstanding during the period

Adjustment for dilutive effect of
  outstanding stock options                                 1,945              -              -              -
                                                         ---------    -----------      ---------    ----------

Weighted average common and
  common equivalent shares used for
  fully diluted earnings (loss) per share                  31,114         28,330         29,018         26,999
                                                         ---------    -----------      ---------    ----------
                                                         ---------    -----------      ---------    ----------

NET INCOME (LOSS)                                          $2,711       ($12,158)       ($5,237)      ($22,960)
                                                         ---------    -----------      ---------    ----------
                                                         ---------    -----------      ---------    ----------

NET INCOME (LOSS) PER SHARE                                 $0.09         ($0.43)        ($0.18)        ($0.85)
                                                         ---------    -----------      ---------    ----------
                                                         ---------    -----------      ---------    ----------

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